Exhibit 4.1

TERMINATION

OF THE

MANAGEMENT SHAREHOLDERS AGREEMENT

WHEREAS, each of the undersigned is a party to that certain Management Shareholders Agreement, dated March 28, 2005, as amended by the First Amendment to the Management Shareholders Agreement, dated September 17, 2007, the Second Amendment to the Management Shareholders Agreement, dated August 20, 2009, and the Third Amendment to the Management Shareholders Agreement, dated January 29, 2010 (the “Management Shareholders Agreement”), by and between Warner Chilcott plc, an Irish public limited company (“Warner plc”), Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited), an exempted Bermuda limited company, Warner Chilcott Holdings Company II, Limited, an exempted Bermuda limited company, Warner Chilcott Holdings Company III, Limited, an exempted Bermuda limited company and certain other persons named therein;

WHEREAS, the IPO has occurred, and accordingly, pursuant to Section 8.05(b) of the Management Shareholders Agreement, Articles 2 and 4 have terminated;

WHEREAS, pursuant to Section 8.05(a) of the Management Shareholders Agreement, the written consent of (i) Warner plc, (ii) Management Shareholders whose Aggregate Ownership of Group Equity Securities is over 50% of the Aggregate Ownership of Group Equity Securities of all Management Shareholders and (iii) a majority of the Sponsor Representatives (collectively, the “Required Parties”) is required to amend the Management Shareholders Agreement; and

WHEREAS, the Required Parties desire to terminate the Management Shareholders Agreement and all of the rights and obligations of the parties thereunder.

NOW, THEREFORE, pursuant to Section 8.05(a) of the Management Shareholders Agreement:

1. The Required Parties hereby agree to the termination of the Management Shareholders Agreement and all of the rights and obligations of the parties thereunder as of the date hereof; provided that (A) the following provisions of the Management Shareholders Agreement shall survive: (a) Section 8.06 (Non-Recourse), (b) Section 8.07 (Governing Law; Venue), (c) Section 8.08 (Waiver of Jury Trial), (d) Section 8.09 (Specific Enforcement; Cumulative Remedies), (e) Section 8.10 (Entire Agreement), (f) Section 8.11 (Severability) and (g) Section 8.13 (Indemnity and Liability; Reimbursement of Expenses); and (B) insofar as they relate to offerings of Registrable Securities completed as of the date hereof, the following additional provisions shall survive: (w) Section 6.04 (Indemnification by the Companies), (x) Section 6.05 (Indemnification by the Participating Management Shareholders), (y) Section 6.06 (Conduct of Indemnification Proceedings) and (z) Section 6.07 (Contribution).

2. As of the date hereof none of the Group Equity Securities owned by any Management Shareholder shall constitute “Registrable Securities” for any purpose under that certain Amended and Restated Shareholders Agreement, dated as of March 31, 2005, by and between Warner Chilcott plc, Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited), Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited and certain other persons named therein, as amended to the date hereof.

3. The validity, interpretation and enforcement of this agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

4. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5. Capitalized terms used but not defined herein shall have the meanings set forth in the Management Shareholders Agreement.

2

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of November 8, 2012.

WARNER CHILCOTT PLC

By:	/s/ Ryan Sullivan
Name:	Ryan Sullivan
Title:	General Counsel

WARNER CHILCOTT LIMITED

By:	/s/ Maria Harris
Name:	Maria Harris
Title:	Director

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:	/s/ Maria Harris
Name:	Maria Harris
Title:	Director

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:	/s/ Maria Harris
Name:	Maria Harris
Title:	Director

BAIN FUNDS:

BAIN CAPITAL (WC) NETHERLANDS B.V., AS SUCCESSOR IN INTEREST TO BAIN CAPITAL INTEGRAL INVESTORS II, L.P., ON ITS OWN BEHALF AND AS THE BAIN REPRESENTATIVE

By:	/s/ Marc Hollander
Name:	Marc Hollander
Title:	Director A

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Director B

BAIN FUNDS:

BCIP ASSOCIATES-G, AS SUCCESSOR IN INTEREST TO BAIN CAPITAL INTEGRAL INVESTORS II, L.P., ON ITS OWN BEHALF AND AS THE BAIN REPRESENTATIVE

By:	Bain Capital Investors, LLC, its Managing Partner

By:	/s/ Chris Gordon
Name:	Chris Gordon
Title:	Managing Director

JPMP FUNDS:

J.P. MORGAN PARTNERS (CAYMAN/(WC) LTD., AS SUCCESSOR IN INTEREST TO J.P. MORGAN PARTNERS (BHCA), L.P., ON ITS OWN BEHALF AND AS THE JPMP REPRESENTATIVE

By:	/s/ Ana Capella Gomez - Acebo
Name:	Ana Capella Gomez - Acebo
Title:	Director

THL FUNDS:

THL WC (DUTCH) B.V., AS SUCCESSOR IN INTEREST TO THOMAS H. LEE (ALTERNATIVE) FUND V, L.P., ON ITS OWN BEHALF AND AS THE THL REPRESENTATIVE

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Director A

By:	/s/ B. W. de Sonnaville
Name:	B. W. de Sonnaville
Title:	Director B

By:	/s/ Roger M. Boissonneault
Roger M. Boissonneault